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Exhibit 4.28

CENTERPULSE USA HOLDING CO.
12 East Greenway Plaza
Suite 1000
Houston, Texas 77046

January 21, 2003

SNIA S.p.A.
Via Borgonuovo 14
20121 Milan, Italy

Gentlemen:

        This document constitutes Amendment No. 2 (this "Amendment No. 2") to the Stock Purchase Agreement, dated as of November 26, 2002, among Centerpulse Ltd., Centerpulse USA Holding Co. and SNIA S.p.A., as amended by Amendment No. 1 thereto (the "Purchase Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

1.
Pursuant to clause (c)(i) under the definition of "Permitted Encumbrances" set forth in Section 1.01 of the Purchase Agreement, Purchaser hereby agrees to be responsible for purchase money indebtedness related to certain real property of the Target Companies in the aggregate principal amount as of the Closing Date not in excess of approximately $179,000.00 (such principal amount, the "Mortgage Balance"); provided, that Seller hereby acknowledges and agrees that the Working Capital reflected on the Closing Balance Sheet and the Final Closing Balance Sheet shall be decreased by an amount equal to the Mortgage Balance.

2.
Section 9.03(l) of the Purchase Agreement is hereby amended to delete the words "and/or (iv)" and to insert immediately after the words "Section 5.15(e)" the words "(iv) Section 5.12 and/or (v)". Accordingly, the parties acknowledge and agree that Seller's payment obligations under Section 5.12 of the Purchase Agreement shall be made in cash to Purchaser (and not by set off against the Subordinated Note).

3.
The definition of "Agreement" or "this Agreement" in Section 1.01 of the Purchase Agreement is hereby amended to delete the words "and all amendments hereto made in accordance with the provisions hereof" and insert the words ", each of the Subordinated Note and the related Guaranty made by the Purchaser, dated as of January 21, 2003, by and between SNIA and Seller and all amendments hereto and thereto made in accordance with the provisions hereof and thereof" immediately after the words "(including the Exhibits hereto and the Disclosure Schedule)."

4.
Section 5.15 of the Purchase Agreement is hereby amended such that, in connection with the elimination of intercompany debt, CMI shall be allowed five (5) business days to make accounting entries reflecting an in-kind dividend of an intercompany net receivable, provided that there will be no cash component.

5.
Section 3.03 of the Disclosure Schedule is hereby deleted and restated as set forth on Exhibit A attached hereto.

6.
Section 3.15 of the Disclosure Schedule is hereby deleted and restated as set forth on Exhibit B attached hereto.

7.
Except as otherwise provided in this Amendment No. 2, the undersigned hereby ratify and confirm all the other provisions of the Purchase Agreement.

8.
This Amendment No. 2 may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one agreement.

[signature page follows]

Sincerely,
CENTERPULSE USA HOLDING CO.
By:	/s/ DAVID S. WISE
Name:	David S. Wise,
Title:	Secretary
CENTERPULSE LTD.
By:	/s/ URS KAMBER
Name:	Urs Kamber
Title:	CFO
CENTERPULSE LTD.
By:	/s/ CHRISTIAN STAMBACH
Name:	Christian Stambach
Title:	CRO & Chief Legal Counsel

Agreed to and Accepted:

SNIA S.p.A.

By:	/s/ CARLO VANOLI
Name:	Carlo Vanoli
Title:	COO

EXHIBIT A

Section 3.03—Capital Stock of Target Companies

(a)
The authorized and outstanding shares of capital stock of each Target Company is as follows:

		Authorized		Outstanding
Selling Entity	Target Company	Preferred Stock	Common Stock	Preferred Stock	Common Stock
Centerpulse USA Holding Co.	CMI	0	1,000	0	1,000
Centerpulse	CVNL	0	301	0	301
Sulzer Carbomedics International Holding Co.	MIT	100,000,000	100,000	29,360,000	1
Centerpulse Germany Holding GmbH	CVD	EUR 512,000 share capital		EUR 512,000 share capital
		Authorized		Outstanding
Target Company	Subsidiary (also, a Target Company)	Preferred Stock	Common Stock	Preferred Stock	Common Stock
CMI	Sulzer Carbomedics UK Ltd.	0	1,000	0	1,000
CMI	Sulzer Cardiovascular SA	0	165,000	0	165,000
CMI	Sulzer Cardiovascular AG	0	5,000	0	5,000
CMI	Sulzer Medica Canada Inc.	Unlimited	Unlimited	0	32,000
CMI	Sulzer Carbomedics Canada Ltd.	0	100	0	100
CVNL	Cardio Medical BV	0	400	0	400
(b)
CMI owns all of the outstanding shares of Sulzer Carbomedics Canada Ltd., which is an inactive Canadian company that will be merged into a separate Canadian corporation unrelated to the Valves Business prior to Closing. Sulzer Carbomedics Canada Ltd.'s only asset is an intercompany note receivable for CAD 4.5 million.

        The Shares are subject to a security interest pursuant to that certain Facility Agreement for Centerpulse Orthopedics Inc. arranged by UBS Warburg Ltd. with UBS AG, Stamford Branch dated October 29, 2002, to be released prior to Closing.

(c)
(1)    See 3.03(b)—Capital Stock of Target Companies.

(2)
CVNL owns all of the outstanding shares of Cardio Medical BV.

EXHIBIT B

Section 3.15—Material Contracts

(a)    The following is a list of contracts with respect to the Valves Business to which any Target Company is a party as of the date of this Agreement:

(i)
Indebtedness:

Unless otherwise noted, none of the contracts in this subsection (i) entitled "Indebtedness" rise to the threshold of $500,000.

  (1)
  Promissory Note in favor of CMI made by ATS Medical, Inc. dated June 27, 2002.

  (2)
  Mortgage on 11220 Voyageur Way 1 & 2, Richmond, B.C., between MIT and CIBC Mortgages.

  (3)
  Facility Agreement for Centerpulse Orthopedics Inc. arranged by UBS Warburg Ltd. with UBS AG, Stamford Branch dated October 29, 2002, to be released prior to Closing.

  (4)
  See Section 3.08 (ii) (a) (1).

(ii)    Leases of Personal Property:

CVNL:

  (1)
  Operational Lease by and between CVNL and Volvo re: automobile. (Not terminable at will within 90 days).

Sulzer Cardiovascular AG:

  (1)
  Lease Agreement by and between Sulzer Cardiovascular AG and Cellpack AG dated May 31, 2001 re: copy machines. (Foreign language document).

  (2)
  Leasing Agreement No. 2513455.001 by and between Sulzer Cardiovascular AG and BMW Leasing dated April 5, 2001 re: automobile. (Foreign language document).

  (3)
  Leasing Agreement No. 2513455.002 by and between Sulzer Cardiovascular AG and BMW Leasing dated April 18, 2001 re: automobile. (Foreign language document),

Sulzer Medica Canada:

  (1)
  Equipment Leasing and Maintenance Agreement by and between OE Leasing and Sulzer Medica Canada Inc. re: Canon copiers and printers. (Not terminable at will within 90 days).

CVD:

  (1)
  Letter regarding leasing agreement between CVD and Curative AG dated July 18, 2002, re: AFX Generators. (Foreign language document).

  (2)
  Lease Agreement by and between CVD and Avis Fleet Services dated July 3, 2000, August 23, 2000, February 1, 2001 and November 13, 2001 re: automobiles. (Foreign language document).

Sulzer Carbomedics UK:

  (1)
  Lease Agreement Number 001-000018-000 by and between Carbomedics UK Ltd and Copelco Limited re: Toshiba Power Vision Echo Ultrasound System. (Not terminable at will within 90 days).

  (2)
  Letter to Sulzer Carbomedics UK Ltd from GE Capital Equipment Finance Ltd dated February 5, 2002 re: the Schedule of Value Added Tax for Agreement Number 00096636-3 (Telephone Equipment). (Not terminable at will within 90 days).

  (3)
  Letter to Sulzer Carbomedics UK Ltd from Pitney Bowes Finance PLC received May 13, 2002 re: the Schedule of Value Added Tax for Agreement Number 10036923 (Pitney Bowes Equipment). (Not terminable at will within 90 days).

  (4)
  Vehicle Leasing Agreement by and between Sulzer Carbomedics UK Ltd and Sanderson Albany Lease Limited dated September 1, 2000 (including the Schedule dated September 26, 2000) re: automobile. (Not terminable at will within 90 days).

  (5)
  Agreement by and between Sulzer Carbomedics UK Ltd and Capital Bank Vehicle Management Limited dated January 16, 2002 (including the VAT Invoice received January 26, 2002) re: automobile. (Not terminable at will within 90 days).

  (6)
  Mercedes Operating Lease Contract by and between Sulzer Carbomedics UK Ltd and Mercedes-Benz Finance Ltd. effective May 27, 1999 re: Proposal Number 008057990119160; (including the Acceptance Certificate and Service Contract, each dated August 12, 1999) re: automobile. (Not terminable at will within 90 days).

  (7)
  Mercedes Operating Lease Contract by and between Sulzer Carbomedics UK Ltd and Mercedes-Benz Finance Ltd. effective January 3, 2001 re: Proposal Number 008057010111103; (including the Acceptance Certificate dated December 4, 2001 and the Service Contract dated October 5, 2001) re: automobile. (Not terminable at will within 90 days).

(iii)    Non-Competition:

Target Company as Distributor:

  (1)
  Distribution Agreement by and between CMI and Labcor Laboratorias Ltda. dated March 27, 1997, as amended May 23, 1997 and December 31, 1999 re: prohibited from resale of specific products in Brazil.

  (2)
  Sales Representative Agreement by and between CMI and Starion Instruments Corp. dated August 1, 2002. Release dated October 21, 2002 re: sale of Starion products.

  (3)
  Exclusive Distributorship Agreement by and between Sulzer Medica Canada Inc. and ELA Medical SA dated February 14, 2002.

  (4)
  2002 Exclusive Distribution Agreement by and between Sulzer Medica Canada Inc. and Scanlan International, Inc. dated January 1, 2002.

  (5)
  Distributorship Agreement by and between Sulzer Medica Canada Inc. and Microvena Corporation dated September 24, 2001.

  (6)
  Distributorship Agreement by and between Sulzer Medica Canada Inc. and Endicor Medical dated September 24, 2001.

  (7)
  International Distributor Agreement by and between Sulzer Medica Canada Inc. and Endologix, Inc dated September 1, 2001.

  (8)
  Distributor Agreement by and between Sulzer Medica Canada Inc. and California Medical Laboratories Inc. dated July 25, 2001.

  (9)
  Distribution Agreement by and between Sulzer Medica Canada Inc. and Perclose, Inc. dated April 1, 2001.

  (10)
  Distributorship Agreement by and between Sulzer Medica Canada Inc. and Haemonetics Corporation dated January 1, 1999.

  (11)
  Distributorship Agreement by and between Sulzer Medica Canada Inc. and Biocompatibles Ltd of Frensham House dated May 26, 1998, as amended December 22, 1999.

  (12)
  Distributor Agreement by and between Sulzer Medica Canada Inc. and International Technidyne Corporation, dated May 1, 1997 as amended July 9, 1999.

  (13)
  Distributorship Agreement by and between Coroneo Inc. and Sulzer Cardiovascular SA dated January 26, 2001.

  (14)
  Distribution Agreement by and between Pan Medical Ltd. and Sulzer Cardiovascular SA dated June 15, 1999, as amended June 5, 2000.

  (15)
  International Distribution Agreement by and between Sulzer Cardiovascular AG and Bio-Vascular, Inc. dated November 1, 2000, as amended November 1, 2001.

  (16)
  Distribution Agreement by and between Sulzer Cardiovascular SA and AFx inc., dated July 23, 2002.

  (17)
  Distribution Agreement by and between Sulzer Carbomedics UK Ltd and AFx inc., dated July 23, 2002.

  (18)
  Distribution Agreement by and between Sulzer Cardiovascular AG and AFx inc., dated July 23, 2002.

  (19)
  Distribution Agreement by and between Sulzer Medica Canada, Inc. and AFx inc., dated July 23, 2002.

  (20)
  Distribution Agreement between CVD and AFx inc., dated July 23, 2002.

CMI:

CMI has granted exclusive distribution rights and has not explicitly reserved its rights to sell its products in the territories related to the following distributors: Biomedic S.A.R.L., EMSO Limited, Med Tech Equipmed SA, Pimex Medical Equipment, Phama-Cos Limited and C. Nicolai GmbH & Co. KG.

(iv)    Clinical Application Research Studies:

CMI Optiform Study:

  (1)
  Clinical Study Agreement by and between CMI and The Mayo Clinic Rochester dated July 19, 2002 re: "Prospective Clinical Study of the Sulzer Carbomedics CPHV OptiForm Mitral Heart Valve."

  (2)
  Clinical Study Agreement by and between CMI and Midatlantic Cardiovascular Associates and Dr. Kimble Jett dated November 16, 2001 re: "Prospective Clinical Study of the Sulzer Carbomedics CPHV OptiForm Mitral Heart Valve."

  (3)
  Clinical Study Agreement by and between CMI and Shumacker Isch dated September 6, 2000, as amended September 7, 2001 re: "Prospective Clinical Study of the Sulzer Carbomedics CPHV OptiForm Mitral Heart Valve."

  (4)
  Clinical Study Agreement by and between CMI and Dr. Mark W. Connolly dated August 21, 2000, as amended August 22, 2001 re: "Prospective Clinical Study of the Sulzer Carbomedics CPHV OptiForm Mitral Heart Valve."

  (5)
  Clinical Trial Research Agreement by and between CMI and Clarian Health Partners, Inc., d/b/a Methodist Research Institute dated July 10, 2000, as amended April 2, 2002 re: "Prospective Clinical Study of the Sulzer Carbomedics CPHV OptiForm Mitral Heart Valve."

  (6)
  Clinical Study Agreement by and between CMI and Pasala Ravichandran, M.D. dated September 11, 2000, as amended September 12, 2001 re: "Prospective Clinical Study of the Sulzer Carbomedics CPHV OptiForm Mitral Heart Valve."

  (7)
  Clinical Work Agreement by and between CMI and Cardiovascular Surgery Associates, Milwaukee and Dr. Leonard Kleinman dated October 16, 2000 re: "Prospective Clinical Study of the Sulzer Carbomedics CPHV OptiForm Mitral Heart Valve."

  (8)
  Clinical Study Agreement by and between CMI and Virginia Commonwealth University dated October 1, 2001 re: "Prospective Clinical Study of the Sulzer Carbomedics CPHV OptiForm Mitral Heart Valve."

  (9)
  Clinical Study Agreement by and between CMI and Texas Heart Institute dated June 7, 2000, as amended June 8, 2001 re: "Prospective Clinical Study of the Sulzer Carbomedics CPHV OptiForm Mitral Heart Valve."

  (10)
  Clinical Study Agreement by and between CMI and MidAtlantic Cardiovascular Associates and Dr. John Laschinger dated August 11, 2000, as amended August 12, 2001 re: "Prospective Clinical Study of the Sulzer Carbomedics CPHV OptiForm Mitral Heart Valve."

CMI AnnuloFlex Study:

  (1)
  Project Agreement by and between CMI and Cardiac Surgical Associates Research Foundation dated January 23, 2001, as amended August 3, 2001, February 13, 2002 and October 30, 2002, re: "Clinical Investigation of the Sulzer Carbomedics AnnuloFlex Annuloplasty Ring for Mitral Valve Repair."

  (2)
  Project Agreement by and between CMI and MedStar Research Institute dated February 22, 2001, as amended March 1, 2001 and November 5, 2001 re: "Clinical Investigation of the Sulzer Carbomedics AnnuloFlex Annuloplasty Ring for Mitral Valve Repair."

CMI Synergy ST Study:

  (1)
  Letter Agreement by and between CMI and Prof. Dr. W. Flameng dated April 23, 2002 re: "Randomized Study of the Synergy ST Stented Porcine Bioprosthesis for Cardiac Valve Replacement."

  (2)
  Letter Agreement by and between CMI and Dr. A. Kalangos, Hopital Universitaire de Geneve, dated October 24, 2000 re: "Clinical Investigation of the Synergy ST Stented Porcine Bioprosthesis for Cardiac Valve Replacement."

  (3)
  Letter Agreement by and between CMI and Dr. Ian Mitchell dated June 14, 2002 re: "Clinical Investigation of the Synergy ST Stented Porcine Bioprosthesis for Cardiac Valve Replacement."

  (4)
  Letter Agreement by and between CMI and Dr. Eduardo Olalla, Hospital Clinico de Malaga, dated December 8, 2000 re: "Clinical Investigation of the Synergy ST Stented Porcine Bioprosthesis for Cardiac Valve Replacement."

  (5)
  Letter Agreement by and between CMI and Prof. Gerard Bloch dated September 18, 2000 re: "Clinical Investigation of the Synergy ST Stented Porcine Bioprosthesis for Cardiac Valve Replacement."

  (6)
  Letter Agreement by and between CMI and Dr. Carlos Infantes, Hospital Virgen de la Macarena, dated October 23, 2000 re: "Clinical Investigation of the Synergy ST Stented Porcine Bioprosthesis for Cardiac Valve Replacement."

CMI Synergy PC Study:

  (1)
  Agreement by and between CMI and Heart Center NRW Bad Oeynhausen dated June 26, 2001 re: "Mitroflow Synergy PC Pericardial Valve." This agreement is under renegotiation.

  (2)
  Letter Agreement by and among CMI, University Hospital Nijmedgen-St. Radboud and Dr. A.G. Hensens dated October 16, 2001 re: "A Comparison of the Mitroflow Synergy PC Stented Pericardial Bioprosthesis vs. Baxter Perimount Bioprosthesis for Aortic Valve Replacement."

  (3)
  Letter Agreement by and between CMI and Dott. Mattia Glauber dated March 6, 2001 re: "A Comparison of the Mitroflow Synergy PC Stented Pericardial Bioprosthesis vs. Baxter Perimount Bioprosthesis for Aortic Valve Replacement."

  (4)
  Letter Agreement by and between CMI and Professor Jose H. Roquette dated November 20, 2000 re: "A Comparison of the Mitroflow Synergy PC Stented Pericardial Bioprosthesis vs. Baxter Perimount Bioprosthesis for Aortic Valve Replacement."

  (5)
  Letter Agreement by and between CMI and Jose L. Pomar, M.D., Ph.D. dated August 14, 2000 re: "A Randomized Prospective Study Comparing Valve Sizing and Early Postoperative Performance of the Mitroflow Synergy PC vs. the Baxter Perimount Pericardial Valve in Aortic Valve Replacement."

  (6)
  Letter Agreement by and between CMI and Dr. Zohair Y. Al-Halees dated September 11, 2000 re: "A Comparison of the Mitroflow Synergy PC Stented Pericardial Bioprosthesis vs. Baxter Perimount Bioprosthesis for Aortic Valve Replacement."

  (7)
  Letter Agreement by and between CMI and Dr. Jean-Marie De Smet dated June 9, 2000 re: "A Comparison of the Mitroflow Synergy PC Stented pericardial Bioprosthesis vs. Baxter Perimount Bioprosthesis for Aortic Valve Replacement."

  (8)
  Letter Agreement by and between CMI and Dott. Gaetano Minzioni dated March 6, 2001, as amended February 19, 2002 re: "Comparison of the Mitroflow Synergy PC Stented Pericardial Bioprostensis vs. Baxter Perimount."

CMI LVMR Study:

  (1)
  Clinical Study Agreement by and between CMI and Cardiopulmonary Research Science & Technology Institute dated April 6, 2001 re: "Left Ventricular Mass Regression Following Aortic Valve Replacement with Different Valve Substitutes."

CMI Oxford Study:

  (1)
  Clinical Study Agreement by and between CMI and Governors of the University of Calgary and Calgary Health Region dated March 29, 2002 re: "Oxford Stentless Bioprosthesis with Duranol."

  (2)
  Clinical Study Agreement by and between CMI and Amtssygehuset I Gentofte dated October 10, 2001 re: "Oxford Stentless Bioprosthesis with Duranol."

  (3)
  Agreement to Conduct Scientific Research by and between CMI and MedStar Research Institute dated May 16, 2002 re: "Clinical Investigation of the Sulzer Carbomedics Oxford Stentless Bioprosthesis with Duranol for Aortic Valve Replacement."

CMI Top Hat Study:

  (1)
  Clinical Study Agreement by and between CMI and Cardiothoracic & Vascular Surgeons dated October 12, 1998 re: "A Comparison Study of Patients Receiving Implantation of the CarboMedics Supra-Annular (Top Hat) Prosthetic Heart Valve and Patients Receiving the Ross Procedure."

CMI Other Studies:

  (1)
  Project Agreement by and among CMI, Universite Paul Sabatier and Prof. Colette Lacabanne dated February 29, 2000, re: "DSC/TSC studies of differently treated bovine pericardium samples: reproducibility tests."

  (2)
  Project Agreement by and among CMI, Phasex Corporation and Val Krukonis dated August 19, 2000, re: "Protocol for Supercritical Carbon Dioxide Treatment of Tissues and Mechanical Valves."

  (3)
  Project Agreement by and between CMI and The Cleveland Clinic Foundation, dated May 29, 1998, re: "Shear Testing of Photofixed Porcine Heart Valve Tissues."

  (4)
  Project Agreement by and between CMI and The Cleveland Clinic Foundation, dated July 27, 1998, re: "Stent Post Deflection of Labcor;" and the Confidentiality Agreement related thereto.

  (5)
  Project Agreement by and between CMI and The Cleveland Clinic Foundation, dated February 1, 1999, re: "Measurement of Amine Content in Photofixed Valves."

CVD Studies:

  (1)
  Basic Agreement by and between CVD and Professor Dieter Horstkotte, M.D., dated November 21, 2000 re: "Timing of Surgery in Chronic Advanced Mitral or Aortic Valve Disease (TOSCAMA)."

  (2)
  Study Contract by and between CVD and Cardiac Research Unit GmbH, dated December 12, 2000 re: "Timing of Surgery in Chronic Advanced Mitral or Aortic Valve Disease (TOSCAMA);" and Exhibit A TOSCAMA Study Payment Terms dated November 30, 2000, as amended April 30, 2002.

  (3)
  Letter from CVD to Dr. R. Bergemann, dated July 1, 2002 re: "TOSCAMA Study."

  (4)
  Study Contract by and among CVD, Professor Dr. O. Dapunt and Dr. H. Sauer, dated June 20, 2001 re: "Study comparing the Sulzer Carbomedics Top Hat Prosthesis and the MCRI On-X Heart Valve."

Sulzer Cardiovascular SA Studies:

  (1)
  Research Agreement by and between Sulzer Cardiovascular SA and L'Association pour la Recherche et le Developpement en Chirurgie Cardiovasculaire et Thoracique, dated February 10, 2000 re: "Sulzer Carbomedics SuMit Valve."

  (2)
  Research Agreement by and between Sulzer Cardiovascular SA and L'Association Rene Leriche, dated October 12, 1998 re: "Sulzer Carbomedics SuMit Valve."

  (3)
  Letter from Professeur Jean Ninet, Hopital Cardio-Vasculaire et Pneumologique Louis Pradel, to Sulzer Cardiovascular SA dated April 26, 2002, regarding the results of the clinical study of Carbomedics valves; and the Clinical Study Agreement between Sulzer Cardiovascular SA and La Societe Ezus-Lyon 1, S.A., dated March 10, 2000 re: "Mitroflow Synergy PC Pericardial Bioprosthesis for Aortic Valve Replacement."

Consulting Agreements:

  (1)
  Consulting Agreement by and between CMI and Ajit P. Yoganathan, Ph.D., dated January 1, 2000, as amended December 8, 2001, re: fluid mechanics as related to cardiac valve prostheses.

  (2)
  Medical Consulting Agreement by and between CMI and Robert B. Wallace, M.D., dated January 1, 2002, re: customer issues and marketing and clinical literature.

  (3)
  Consulting Agreement by and between CMI and Navin C. Nanda, M.D., dated January 15, 2002, re: echocardiography; and Services Agreement by and between CMI and Navin C. Nanda, M.D., dated July 6, 2001, re: Clinical Investigation of the Sulzer Carbomedics Oxford Stentless Bioprosthesis with Duranol for Aortic Valve Replacement—Echocardiography.

  (4)
  Consulting Services Letter Agreement by and between CMI and Marcus Stiles, dated March 12, 2002, re: specialized surgical procedures and techniques.

  (5)
  Consulting Agreement by and between CMI and Anne Wilson, dated November 27, 2000, as amended January 10, 2001, March 2, 2001 and May 20, 2002, re: sterilization projects.

  (6)
  Consulting Agreement by and between CMI and Philip Deverall, M.B., F.R.C.S., dated January 1, 1998, as amended December 2, 1998, December 8, 1999, January 1, 2001 and January 1, 2002, re: physician consulting services.

(v)    Distributor/ Reseller Agreements:

CMI Representative Agreements—United States:

  (1)
  Manufacturer's Representative Agreement by and between CMI and Innovative Medical Devices dated October 18, 2001, as amended February 21, 2001 and February 28, 2002. (Not terminable at will within 90 days).

  (2)
  Consulting Agreement by and between CMI and Innovative Surgical Products, Inc. dated January 1, 2002. (Terminable at will within 90 days)

  (3)
  Manufacturer's Representative Agreement by and between CMI and Life Systems, Inc. dated January 1, 2000, as amended February 1, 2000, January 1, 2002 and October 24, 2002. (Not terminable at will within 90 days)

  (4)
  Manufacturer's Representative Agreement by and between CMI and Scanlon Cardiopulmonary dated July 1, 2000, as amended August 7, 2000, April 10, 2001, September 5, 2001 and February 11, 2002. (Not terminable at will within 90 days)

  (5)
  A list of all sales representatives is attached.

Distribution Network Agreements—ROW International Sales:

  (1)
  Distribution Agreement by and between CMI and Bridgejoin Medical Technology Co. Ltd. dated January 1, 2002. (Terminable at will within 90 days).

  (2)
  Letter Agreement by and between CMI and Biomedic S.A.R.L. dated July 1, 1992, as amended March 9, 1993, January 27, 2001 and July 30, 2002, effective January 1, 2002. (Not terminable at will within 90 days).

  (3)
  Distribution Agreement by and between CMI and Biomedical Technology Corporation dated February 1, 2002. (Terminable at will within 90 days).

  (4)
  Distribution Agreement by and between CMI and Corpo & Medica Cia. Ltda. dated July 1, 1995, as amended October 29, 2002 effective January 1, 2002. (Not terminable at will within 90 days).

  (5)
  Letter of Authorization for Dinamik dated February 1, 2002 re: appointment as distributor for FY 2001; Exhibit A (Annual Purchase Objectives) by and between CMI and Dinamik dated February 27, 2002 effective January 1, 2002. (No provision regarding termination).

  (6)
  Distribution Agreement by and between CMI and Dong-A Pharmaceutical Co., Ltd. dated February 1, 2001, as amended                        , 2001 and                         effective January 1, 2002. (Terminable at will within 90 days).

  (7)
  Letter Agreement by and between CMI and Egyptian Company for Supplies dated April 1, 1993, as amended February 4, 2002 effective January 1, 2002. (Not terminable at will within 90 days).

  (8)
  Letter Agreement by and between CMI and EMSO Limited dated October 1, 1994, as amended February 2, 2001 and                        effective January 1, 2002. (Not terminable at will within 90 days).

  (9)
  Distribution Agreement by and between CMI and Gulf Medical Co. Ltd. dated January 1, 1994, as amended February 5, 2002 effective January 1, 2002. (Not terminable at will within 90 days).

  (10)
  Letter Agreement by and between CMI and Heart Care India Co. dated January 19, 1998, as amended July 11, 2002, effective January 1, 2002. (Not terminable at will within 90 days).

  (11)
  Distribution Agreement by and between CMI and Japan Lifeline Co., Ltd dated January 1, 1993, as amended March 19, 1997, January 1, 1999, October 8, 2001 and November 5, 2001; and Caretaker Agreement dated October 2, 1998. (Terminable at will within 90 days).

  (12)
  Letter Agreement by and between CMI and Jincheng International Development Company dated January 1, 2000, as amended June 13, 2000 and January 17, 2002 effective January 1, 2002. (Not terminable at will within 90 days).

  (13)
  Distribution Agreement by and between CMI and King Health Ltd dated January 1, 2002, as amended January 16, 2002 effective January 1, 2002. (Terminable at will within 90 days).

  (14)
  Distribution Agreement by and between CMI and Labcor Laboratories Ltda. dated August 1, 1995, as amended December 31, 1999 and May 17, 2000. (Not terminable at will within 90 days).

  (15)
  Consulting Agreement by and between CMI and Lindy Chan dated January 1, 2002. (Terminable at will within 90 days).

  (16)
  Distribution Agreement by and between CMI and Macare Medical Inc. dated January 1, 2002. (Terminable at will within 90 days).

  (17)
  Exhibit A (Annual Purchase Objectives) by and between CMI and Medical Equipment Agency dated                        effective January 1, 2001. (No provision regarding termination).

  (18)
  Letter of Authorization for M/S. Ved Med Software Pvt. Ltd. dated May 1, 2002 re: appointment as distributor since FY 1998; Exhibit A (Annual Purchase Objectives) by and between CMI and M/S. Ved Med Software & Training Pvt. Ltd. dated            effective January 1, 2002. (No provision regarding termination).

  (19)
  Distribution Agreement by and between CMI and MODE Medical Inc. dated January 1, 2000, as amended January 1, 2002. (Terminable at will within 90 days).

  (20)
  Exhibit A (Annual Purchase Objectives) by and between CMI and Mustafa Sultan Science & Industry (a/k/a Mustafa & Jawad) dated                        effective January 1, 2001, as amended October 31, 2002 effective January 1, 2002. (No provision regarding termination).

  (21)
  Distribution Agreement by and between CMI and Nefromedicas Ltda dated January 1, 1995, as amended            effective January 4, 1999 and July 24, 2002 effective January 1, 2002. (Not terminable at will within 90 days).

  (22)
  Letter Agreement by and between CMI and Pimex Medical Equipment dated April 1, 1995, as amended January 21, 2002 effective January 1, 2002. (Not terminable at will within 90 days).

  (23)
  Distribution Agreement by and between CMI and TAG Medical Pty. Ltd dated December 31, 1998, as amended January 1, 2002. (Terminable at will within 90 days).

  (24)
  Distribution Agreement by and between CMI and Taiwan Biomedical Instruments Ltd dated July 1, 1995, as amended                        effective January 1, 2001 and                         effective January 1, 2002. (Not terminable at will within 90 days).

  (25)
  Distribution Agreement by and between CMI and Thermal International (s) Pte, Ltd. dated January 1, 1999, as amended December 14, 2000 and July 24, 2002 effective January 1, 2002. (Terminable at will within 90 days).

  (26)
  Distribution Agreement by and between CMI and Viking Medical & Surgical Pty. Ltd. dated January 1, 2002. (Terminable at will within 90 days).

  (27)
  Letter Agreement by and between CMI and WACSAD Trading dated June 1, 1999, as amended January 17, 2002 effective January 1, 2002. (Not terminable at will within 90 days).

Distribution Network Agreements—Western Europe:

  (1)
  Distribution Agreement by and between CMI and A/S Vingmed Denmark dated January 1, 1999, as amended January 16, 2002 effective January 1, 2002. (Terminable at will within 90 days).

  (2)
  Letter Agreement by and between CMI and Bailey Medical Services Ltd. dated April 1, 1995, as amended April 2, 1997, March 9, 2001 effective February 2, 2001 and January 24, 2002 effective January 1, 2002. (Not terminable at will within 90 days).

  (3)
  Distribution Agreement by and between MIT (CMI) and C. Nicolai GmbH & Co. KG dated May 1, 1996, as amended January 24, 1997, November 18, 1998, February 28, 1998, November 1, 1999, March 8, 2001, November 29, 2001, January 21, 2002 and September 12, 2002. (Not terminable at will within 90 days).

  (4)
  Distribution Agreement by and between CMI and G.M.B. Ltd dated February 12, 2002, as amended February 25, 2002 effective January 1, 2002. (Terminable at will within 90 days).

  (5)
  Distribution Agreement by and between CMI and Levi BioMedical 2000 s.r.l. dated May 31, 2000, as amended March 12, 2001, February 23, 2002 and July 11, 2002. (Terminable at will within 90 days).

  (6)
  Distribution Agreement by and between CMI and Limedic A.B. dated September 1, 1994, as amended January 1, 1995, February 19, 2001 and January 15, 2002 effective January 1, 2002. (Not terminable at will within 90 days).

  (7)
  Distribution Agreement by and between CMI and Medi Point S.A. dated January 1, 2000, as amended February 2, 2001 and January 11, 2002 effective January 1, 2002. (Not terminable at will within 90 days).

  (8)
  Distribution Agreement by and between CMI and Medi-Stim a.s. dated January 1, 1999, as amended February 20, 2001 and January 16, 2002 effective January 1, 2002. (Terminable at will within 90 days).

  (9)
  Distribution Agreement by and between CMI and Palex Medical SA (f/k/a Cormedica SA) dated January 1, 1997, as amended January 1, 2000, May 18, 2000,                         , 2000, July 18, 2000, March 8, 2001, September 15, 2001, December 20, 2001 and January 23, 2002 effective January 1, 2002. (Not terminable at will within 90 days).

  (10)
  Letter Agreement by and between CMI and Pharma-Cos Limited dated February 1, 1995, as amended February 3, 2001 and January 24, 2002 effective January 1, 2002. (Not terminable at will within 90 days).

  (11)
  Distribution Agreement by and between CMI and Planmed A.G. dated January 1, 1999, as amended                        effective January 1, 2001 and January 22, 2002 effective January 1, 2002. (Terminable at will within 90 days).

  (12)
  Distribution Agreement by and between CMI and Sulzer International (n/k/a Sulzer Markets and Technology Ltd.) dated October 1, 1996, as amended October 1, 1999 and February 1, 2000. (Terminable at will within 90 days).

  (13)
  Distribution Agreement by and between CMI and WL-Medical OY dated January 1, 1995, as amended February 7, 2001 and January 15, 2002 effective January 1, 2002. (Not terminable at will within 90 days).

  (14)
  Contract No./Umowa Nr PL/000837583/01/0208 by and between CMI and Institute of Cardiology dated August 2, 2001. (No provision regarding termination).

  (15)
  Distribution Agreement by and between CMI and CarboMedics U.K. Ltd., dated January 1, 1995. (Not terminable at will within 90 days).

  (16)
  Letter Agreement by and between CMI and Majestic International dated May 15, 2000. (No provision regarding termination).

  (17)
  A Letter of Appointment is being prepared by and between CMI and Overseas Medical.

  (18)
  A Renewal Letter is being prepared by and between CMI and Cure Medical.

Distribution Network Agreements—CVD:

  (1)
  Distribution Agreement by and between CVD and Cardiomedical GmbH, dated October 15, 1999, as amended January 31, 2002. (Foreign Language Documents).

Distribution Network Agreements—Sulzer Cardiovascular AG:

  (1)
  Distribution Agreement by and between Sulzer Cardiovascular AG and MCM mdsys AG, dated October 1, 2001. (Foreign Language Document).

Distribution Network Agreements—CVNL:

  (1)
  Exhibit A (Annual Purchase Objectives) by and between CMI and CVNL (CVNL), dated January 16, 2002, effective January 1, 2002. (No provision regarding termination).

Distribution Network Agreements—Sulzer Cardiovascular SA:

  (1)
  Commercial Agent Agreement by and between Sulzer Cardiovascular France SA and CPN SARL dated October 15, 2001. (Foreign Language Document).

  (2)
  Exclusive Commercial Agent Agreement by and between Sulzer Cardiovascular SA and Jacques Maurau dated January 8, 2002. (Foreign Language Document).

  (3)
  Letter Agreement regarding renewal of the Exclusive Agency Agreement by and between Sulzer Cardiovascular SA and Société Inter Médicale et Pharmaceutique, Khaled Keddari, dated May 29, 2002. (Foreign Language Document).

Distribution Network Agreements—Target Company as Distributor:

  (1)
  Distribution Agreement by and between Sulzer Cardiovascular SA and AFx inc., dated July 23, 2002. (Not terminable at will within 90 days).

  (2)
  Distribution Agreement by and between Sulzer Carbomedics UK Ltd and AFx inc., dated July 23, 2002. (Not terminable at will within 90 days).

  (3)
  Distribution Agreement by and between Sulzer Cardiovascular AG and AFx inc., dated July 23, 2002. (Not terminable at will within 90 days).

  (4)
  Distribution Agreement by and between Sulzer Medica Canada, Inc. and AFx inc., dated July 23, 2002. (Not terminable at will within 90 days).

  (5)
  Distribution Agreement between CVD and AFx inc., dated July 23, 2002. (Not terminable at will within 90 days).

  (6)
  Sales Representative Agreement by and between CMI and Starion Instruments Corp. dated August 1, 2002 and Release dated October 21, 2002 re: sale of Starion products. (Terminable at will within 90 days).

  (7)
  Distribution Agreement by and between CMI and Labcor Laboratories Ltda., dated March 27, 1997, as amended May 23, 1997 and December 31, 1999. (Terminable at will within 90 days, with penalty).

  (8)
  International Distribution Agreement by and between Sulzer Cardiovascular AG and Bio-Vascular, Inc. dated November 1, 2000, as amended November 1, 2001. (No provision regarding termination).

  (9)
  Exclusive Distributorship Agreement by and between Sulzer Medica Canada Inc. and ELA Medical SA dated February 14, 2002. (No provision regarding termination).

  (10)
  2002 Exclusive Distribution Agreement by and between Sulzer Medica Canada Inc. and Scanlan International, Inc. dated January 1, 2002. (Terminable at will within 90 days).

  (11)
  Distributorship Agreement by and between Sulzer Medica Canada Inc. and Microvena Corporation dated September 24, 2001. (Not terminable at will within 90 days).

  (12)
  Distributorship Agreement by and between Sulzer Medica Canada Inc. and Endicor Medical dated September 24, 2001. (Not terminable at will within 90 days).

  (13)
  International Distributor Agreement by and between Sulzer Medica Canada Inc. and Endologix, Inc dated September 1, 2001. (Not terminable at will within 90 days).

  (14)
  Distributor Agreement by and between Sulzer Medica Canada Inc. and California Medical Laboratories Inc. dated July 25, 2001. (Not terminable at will within 90 days).

  (15)
  Distributor Agreement by and between Sulzer Medica Canada Inc. and Terumo Medical Corporation dated April 1, 2001. (No provision regarding termination).

  (16)
  Distribution Agreement by and between Sulzer Medica Canada Inc. and Perclose, Inc. dated April 1, 2001. (Terminable at will within 90 days).

  (17)
  Distributorship Agreement by and between Sulzer Medica Canada Inc. and Haemonetics Corporation dated January 1, 1999. (Terminable at will within 90 days).

  (18)
  Distributorship Agreement by and between Sulzer Medica Canada Inc. and Biocompatibles Ltd of Frensham House dated May 26, 1998, as amended December 22, 1999. (Not terminable at will within 90 days; upon termination by Sulzer Medical Canada, Sulzer Medica Canada must provide a subdistributor and customer list).

  (19)
  Distributor Agreement by and between Sulzer Medica Canada Inc. and International Technidyne Corporation, dated May 1, 1997 as amended July 9, 1999. (Not terminable at will within 90 days).

  (20)
  Distributorship Agreement by and between Coroneo Inc. and Sulzer Cardiovascular SA dated January 26, 2001. (No provision regarding termination).

  (21)
  Distribution Agreement by and between Pan Medical Ltd. and Sulzer Cardiovascular SA dated June 15, 1999, as amended June 5, 2000. (Not terminable at will within 90 days).

  (22)
  Declaration of Labcor Laboratorios Ltda., dated June 10, 1998, appointing Sulzer Cardiovascular SA as exclusive distributor. (Foreign Language Document).

(vi)    Intercompany Agreements:

  (1)
  Agreement between Sulzer Medica USA Inc. and Sulzer Medica Canada Inc. re: Invoicing of Administrative Service Costs.

  (2)
  Distribution Agreement, dated January 1, 1995, between CarboMedics U.K. Ltd. and CMI.

  (3)
  Agreement, dated December 26, 1991, between CMI and Primebook Limited (n/k/a Sulzer Carbomedics UK Ltd.).

  (4)
  Agreement between Sulzermedica USA, Inc. and Carbomedics U.K., Ltd. regarding Invoicing of Administrative Service Costs dated November 29, 1996.

  (5)
  Agreement by and between Sulzer Cardiovascular AG and Sulzer Orthopedics Ltd., dated April 12, 1999 re: Services and Facilities Procurement and Supply Agreement.

  (6)
  Ethylene Oxide Processing Agreement between Vascutek Limited and CMI, dated January 21, 2002.

  (7)
  Domination and Profit and Loss Pooling Agreement by and between CVD and Centerpulse Germany Holding GmbH dated May 1, 1996.

  (8)
  See also Section 3.14—Intellectual Property.

  (9)
  See also Section 3.15(v)—Distributor/ Reseller Agreements.

  (10)
  The Target Companies are subject to certain liabilities for intercompany debt which will be discharged on or prior to Closing.

(vii)    Joint Venture/ Strategic Alliance/ Collaboration Agreements material to the Valves Business:

  (1)
  Technology Transfer Agreement by and between Sulzer CMI and Labcor Laboratories Ltda. dated December 31, 1999 re: Synergy ST valves and Oxford valves.

  (2)
  Carbon Agreement by and between by and between CMI and ATS Medical, Inc. (f/k/a Helix BioCore, Inc.), dated December 29, 1999, as amended May 24, 2000, November 15, 2001 and June 27, 2002 re: bileaflet heart valve prosthesis.

  (3)
  Sampling Agreement by and between CMI and ABIOMED, Inc. dated March 8, 2002.

  (4)
  Sampling Agreement by and between CMI and The Pennsylvania State University, College of Medicine dated April 22, 2002.

  (5)
  Letter Agreement by and between CMI and Cook Biotech Incorporated signed August 15, 2001.

  (6)
  Development Agreement by and between CMI and Helix BioCore, Inc. (n/k/a ATS Medical, Inc.) dated September 24, 1990, as amended November 1, 1991, February 12, 1992 and June 19, 1992.

  (7)
  Certain administrative and corporate services of the Valves Business are supported by persons located in the Selling Entities' offices in Houston and Switzerland.

(viii)    Leases of Real Property:

  (1)
  See Section 3.16—Real Property.

(ix)    Purchase or Sale Agreements:

Unless otherwise noted, none of the contracts in this subsection (ix) entitled "Purchase or Sale Agreements" rise to the threshold of $500,000.

Manufacturing Agreement:

  (1)
  Manufacturing Agreement by and between CMI and ProPharma Limited.

O.E.M. Supply Contracts:

  (1)
  O.E.M. Supply Contract by and between CMI and AorTech Europe Limited dated September 23, 1994, as amended June 16, 1995. (Not terminable at will within 90 days).

  (2)
  O.E.M. Supply Contract by and between CMI and Medical CV Inc., f/k/a CV Dynamics d/b/a Medical Incorporated dated July 24, 1998 and amended March 6, 2001. (Not terminable at will within 90 days).

  (3)
  O.E.M. Supply Contract by and between CMI and Helix BioCore, inc.,. (n/k/a ATS Medical, Inc.) dated September 24, 1990, as amended November 9, 1991, June 19, 1992, December 4, 1992, December 16, 1993, September 1, 1994, February 19, 1999, December 29, 1999, November 3, 2000, December 10, 2001 and June 27, 2002. (Not terminable at will within 90 days, revenue in excess of $500,000).

Purchase Agreements:

  (1)
  Master Purchasing Agreement by and between CMI and MG Industries dated July 1, 2001. (Not terminable at will within 90 days).

  (2)
  Supply Agreement by and between CMI and Poco Graphite, Inc. dated June 28, 2002. (Terminable at will within 90 days).

  (3)
  Agreement by and between CMI and Praxair dated July 1, 1996. (Not terminable at will within 90 days).

  (4)
  Purchasing Agreement by and between CMI and Healthtrust Purchasing Group dated November 1, 2002 re: Heart Valves and Annuloplasty Rings. (Revenues likely to exceed $500,000; terminable at will within 90 days).

Consignment Agreements:    Each of the Target Companies is a party to numerous consignment arrangements with various hospitals around the world regarding the consignment of its products.

Software Licenses and Maintenance Agreements:

CMI:

  (1)
  UWEB Box Counting Software End Use License Agreement by and between CMI and The University of Washington dated October 19, 1999. (Terminable at will within 90 days).

  (2)
  Software License Agreement by and between CMI and DNASTAR, Inc. dated November 19, 1996. (No provision regarding termination).

  (3)
  Database Subscription Agreement by and between CMI and Clinical Pathways LLC dated October 20, 1998. (No provision regarding termination).

  (4)
  Software License Agreement by and between CMI and Hibbitt, Karlsson & Sorensen, Inc. dated October 16, 1998. (Terminable at will within 90 days).

  (5)
  Lucent Technologies SYSTIMAX Structured Cabling Systems Fifteen Year Extended Product Warranty and Application Assurance, Registration Numbers AA8011, AA8012, AA8013, AA8014, dated December 31, 1997.

  (6)
  Software License Agreement by and between CMI and Majaro Info Systems, Inc. dated December 14, 1995. (Not terminable at will within 90 days).

  (7)
  Web and Phone Conferencing Services Agreement by and between CMI and Raindance Communications, Inc. effective January 29, 2002 (including Web and Phone Conferencing Services Agreement, dated September 20, 2001). (Not terminable at will within 90 days).

  (8)
  Software License and Services Agreement by and between CMI and Oracle Corporation dated July 22, 1996, as amended (including Network Server Option Order Form, dated February 26, 1996, as amended July 22, 1996 and the Time and Materials Engagement Contract, dated June 3, 1998). (Terminable at will within 90 days)

  (9)
  Microsoft Enterprise Enrollment between Sulzer Orthopedics Ltd. (Switzerland) and Microsoft Ireland Operations Limited signed April 27, 2001. Note: Sulzer Cardiovascular SA, Sulzer Medica Canada Inc., Sulzer Cardiovascular AG and Sulzer Carbomedics UK Ltd are also serviced under this Agreement. (Not terminable at will within 90 days).

  (10)
  Service Agreement by and between CMI and WilTel Communications Systems, Inc. dated September 6, 1995. (Not terminable at will within 90 days).

  (11)
  Purchase Order dated            for Southwestern Bell regarding maintenance of Cisco network communications equipment.

  (12)
  Purchase Order dated December 11, 2001 for EMC Corporation Agreement regarding hardware/ software maintenance for the Oracle business system hardware environment. (No provision regarding termination).

  (13)
  Purchase Order dated May 6, 2002 for Accudata Systems, Inc. regarding Checkpoint Software (intercompany communications) maintenance.

  (14)
  Purchase Order dated June 12, 2002 for Kronos Inc. regarding time and attendance system maintenance; Depot Exchange Maintenance Agreement dated April 12, 1999. (No provision regarding termination).

  (15)
  Master Agreement re: AT&T Telecommunications Agreement for long distance telephone and internet services signed September 13, 2002. (Not terminable at will within 90 days).

Sulzer Cardiovascular SA:

  (1)
  Purchase order for Scala regarding maintenance of Scala Business System Software.

MIT:

  (1)
  Internetworking Services Agreement by and between MIT and Telus Advanced Services Inc. dated December 24, 2001, as amended November 14, 2002. (Not terminable at will within 90 days).

  (2)
  Network Solutions domain name web renewal for MIT for the period July 7, 2001 to July 7, 2003. (Not terminable at will within 90 days).

  (3)
  ISDN-PRI Access Service Contract with Telus Telecommunication Agreement (New Vancouver Facility) dated November 14, 2002. (Terminable at will within 90 days with de minimus penalty).

Sulzer Medica Canada:

  (1)
  Invoice from Laurier CIM Group to Sulzer Medica Canada dated October 15, 2001. (No provision regarding termination); and Schedule A regarding IBM RS/6000 Hardware/ Software Maintenance dated May 24, 2002. (Terminable at will within 90 days).

  (2)
  Worldcom Internet ADSL Contract, dated March 7, 2002. (No provision regarding termination).

Sulzer Carbomedics UK:

  (1)
  On Site Maintenance Agreement by and between Sulzer Carbomedics UK Limited and ROCC Computers Limited dated January 29, 1999. (Not terminable at will within 90 days).

(x)    Sole Source Supply Contract:

  (1)
  Agreement between XL Beef, as Vendor, and MIT entered into November 1, 2001, as amended, re: appointment as vendor of raw bovine pericardial tissue. (Terminable at will within 90 days, with annual payments below $500,000).

(xi)    Contracts with Employees:

Change of Control Agreements:

CMI:

  (1)
  Change in Control Agreement between CMI and Albert E. Alonso dated as of August 1, 2001.

  (2)
  Change in Control Agreement between CMI and Al Beavan dated as of December 1, 2000.

  (3)
  Change in Control Agreement between CMI and Thomas D. Birdsall dated as of July 1, 2001, as amended December 1, 2001.

  (4)
  Change in Control Agreement between CMI and Scott Bell dated as of December 1, 2000.

  (5)
  Change in Control Agreement between CMI and Russell Brown dated as of December 1, 2000.

  (6)
  Change in Control Agreement between CMI and Steve Carleton dated as of December 1, 2000.

  (7)
  Change in Control Agreement between CMI and Roberto Caudillo dated as of March 1, 1999, as amended March 1, 1999.

  (8)
  Change in Control Agreement between CMI and Darryl Cummings dated as of June 1, 2001, as amended December 1, 2000 and November 18, 2002.

  (9)
  Change in Control Agreement between CMI and James Deegan dated as of March 1, 1999, as amended December 1, 2000.

  (10)
  Change in Control Agreement between CMI and Terry Fahey dated as of December 1, 2000.

  (11)
  Change in Control Agreement between CMI and Douglas Frank dated as of March 1, 1999, as amended December 1, 2000.

  (12)
  Change in Control Agreement between CMI and Charles Griffin dated as of June 1, 2001, as amended December 1, 2000.

  (13)
  Change in Control Agreement between CMI and John L. Groover dated as of March 1, 1999, as amended December 1, 2000 and September 9, 2002.

  (14)
  Change in Control Agreement between CMI and Donald M. Hamlet dated as of December 1, 2000.

  (15)
  Change in Control Agreement between CMI and Don James dated as of March 1, 1999, as amended December 1, 2000.

  (16)
  Change in Control Agreement between CMI and Jeffrey Kepner dated as of December 1, 2000.

  (17)
  Change in Control Agreement between CMI and Pat Kothe dated as of December 1, 2000.

  (18)
  Change in Control Agreement between CMI and Mark Moore dated as of December 1, 1999, as amended December 1, 2000.

  (19)
  Change in Control Agreement between CMI and Ed Newton dated as of December 1, 2000.

  (20)
  Change in Control Agreement between CMI and Richard E. Phillips dated as of July 1, 2001.

  (21)
  Change in Control Agreement between CMI and Carl Popelar dated as of December 1, 2000.

  (22)
  Change in Control Agreement between CMI and David Reaves dated as of December 1, 2000.

  (23)
  Change in Control Agreement between CMI and Ken Ryder dated as of July 1, 2001.

  (24)
  Change in Control Agreement between CMI and Mark Seboldt dated as of March 1, 1999, as amended December 1, 2000.

  (25)
  Change in Control Agreement between CMI and Lisa Standley dated as of July 1, 2001.

  (26)
  Change in Control Agreement between CMI and John Carnagey dated December 1, 2000.

  (27)
  Change in Control Agreement between CMI and Keith Buckley dated December 1, 2000.

  (28)
  Change in Control Agreement between CMI and Ken Cox dated December 1, 2000.

  (29)
  Change in Control Agreement between CMI and Pierre Twer dated July 13, 2000.

  (30)
  Change in Control Agreement between CMI and James Hong dated December 1, 2000.

  (31)
  Change in Control Agreement between CMI and Rose Borra dated December 1, 2000.

  (32)
  Change in Control Agreement between CMI and Russell Clausen dated December 1, 2000.

  (33)
  Change in Control Agreement between CMI and Chris Schneider dated July 1, 2001.

Mitroflow:

  (1)
  Change in Control Agreement between MIT and Jennifer Arntrop dated as of December 1, 2001.

  (2)
  Change in Control Agreement between MIT and Karen Bell dated as of December 1, 2001.

  (3)
  Change in Control Agreement between MIT and Maya Butterfield dated as of August 1, 2001.

  (4)
  See Section 3.07—Absence of Undisclosed Liabilities re: Paul Geyer, former owner of MIT.

Employment Agreements:

  (1)
  Employment Agreement between CMI and Michael Barrett dated as of November 21, 1991.

  (2)
  Employment Agreement between CMI and Manfred Eggers dated as of November 22, 1991.

  (3)
  Contract between CMI and Juan Querol dated as of October 16, 1991.

  (4)
  Employment Agreement between CVNL and Kees Feller dated as of October 20, 2000.

  (5)
  Employment Agreement between CVNL and Koen Junggerburth dated as of April 30, 2001.

  (6)
  Letter Agreement between Sulzer Cardiovascular SA and Christele Delapierre dated as of March 23, 1992.

  (7)
  Contrat de Travail between Sulzer Cardiovascular SA and Jean-Phillipe Beydon dated as of September 26, 1988.

  (8)
  Contrat de Travail between Sulzer Cardiovascular SA and Patricia Brunel dated as of November 13, 2001.

  (9)
  Contrat de Travail between Sulzer Cardiovascular SA and Didier Crouzet dated as of February 7, 1994.

  (10)
  Contrat de Travail between Sulzer Cardiovascular SA and Richard Gora dated as of January 4, 1994.

  (11)
  Contrat de Travail between Sulzer Cardiovascular SA and Yves Lalou dated as of April 12, 2001.

  (12)
  Contract of Employment between Sulzer Cardiovascular SA and Jean-Louis Norre dated as of                        .

  (13)
  Employment Conditions and Written Particulars between Sulzer Carbomedics UK Ltd. and John Bassford dated as of May 5, 1995.

  (14)
  Employment Conditions and Written Particulars between Sulzer Carbomedics UK Ltd. and Vicky Daily dated as of January 19, 1989.

  (15)
  Employment Conditions and Written Particulars between Sulzer Carbomedics UK Ltd. and Mark Fitzpatrick dated as of December 21, 2000.

  (16)
  Employment Conditions and Written Particulars between Sulzer Carbomedics UK Ltd. and Joy P. McCarron dated as of June 19, 2000.

  (17)
  Service Agreement between Sulzer Carbomedics UK Ltd. and Jim Deegan dated as of July 9, 2002.

  (18)
  Letter Agreement between Sulzer Carbomedics UK Ltd. and Ian Smith dated as of June 11, 1996.

  (19)
  Employment Agreement by and between Sulzer Medica Canada and Paul Parsons dated July 1, 1995, as amended December 9, 1998. Restrictive Covenant Agreement by and between Sulzer Medica Canada and Paul Parsons dated July 1, 1995, as amended.

  (20)
  Contract for Managing Director by and between CVD and Mike Barret dated November 16, 1998.

  (21)
  Contract of Association between Sulzer Cardiovascular AG and Johann Jakob Sulzer-Stiftung, dated July 6, 2001 re: employee insurance coverage.

  (22)
  Contract of Association between Sulzer Cardiovascular AG and Vorsorgeeinrichtung, dated July 6, 2001 re: employee insurance coverage.

  (23)
  Employment Agreement with Michael Heuer.

Retention Agreements:

  (1)
  Retention Agreement between CMI and Hong Hoa Cao dated as of August 8, 2002.

  (2)
  Retention Agreement between CMI and Aaron G. Draper dated as of August 8, 2002.

  (3)
  Retention Agreement between CMI and Terry A. Fahey dated as of August 8, 2002.

  (4)
  Retention Agreement between CMI and Dorothy E. Fellows dated as of August 8, 2002.

  (5)
  Retention Agreement between CMI and Richard A. Florence dated as of August 8, 2002.

  (6)
  Retention Agreement between CMI and Joanne M. Ford dated as of August 8, 2002.

  (7)
  Retention Agreement between CMI and Scott E. Hendrix dated as of August 8, 2002.

  (8)
  Retention Agreement between CMI and Timothy A. Kelley dated as of August 8, 2002.

  (9)
  Retention Agreement between CMI and Tressie C. Meads dated as of August 8, 2002.

  (10)
  Retention Agreement between CMI and Marianna C. Musick dated as of August 8, 2002.

  (11)
  Retention Agreement between CMI and Edward E. Newton dated as of August 8, 2002.

  (12)
  Retention Agreement between CMI and Karen O. Noffsinger dated as of August 8, 2002.

  (13)
  Retention Agreement between CMI and Mary C. Onxley dated as of August 8, 2002.

  (14)
  Retention Agreement between CMI and Nancy J. Painter dated as of August 8, 2002.

  (15)
  Retention Agreement between CMI and Judy Shao dated as of August 8, 2002.

  (16)
  Retention Agreement between CMI and Lisa Standley dated as of August 8, 2002.

  (17)
  Retention Agreement between CMI and Joseph L. Thornton dated as of August 8, 2002.

Sales Bonus Arrangements:

        Sales Bonus Arrangements exist between the Target Companies and the following persons:

J. P. Beydon	Mike Heuer
R. Gora	Mike Barrett
D. Crouzet	Walter Albertz
J. L. Norre	Kevin J. Anderson
Kees Feller	Peter P. Barcia Jr.
Koen Junggeburth	Ronald S. Bell
Don Graham	Thomas D. Birdsall
Gayl Cryer	Jonathan M. Coleman
Dave Fleming	John M. Conners Jr.
Shelley van Gelder	Ronda M. Diverde
Doug Green	Glendon E. Durham
Norman Manocchio	Mark Hamlet
Stephen Murphy	Ken Harris
Jim Ulrich	Jeffrey P. Kaye
Scott Dick	James F. Lambert
Paul Parsons	Barbara N. Logan
Michelle Becker	Garland M. Lowe
Maria Rigante	James J. McCabe
Juan Querol	Scott L. McCormick
Roberto Caudillo	Thomas P. Mellos
Linda Printz	John P. Musachia
John Bassford	James E. Poole
Ian Smith	Geraldine O. Richards
Mark Fitzpatrick	Joseph S. Smith
Jim Deegan	Robert W. Stiles
Manfred Eggar	Pierre M. Twer
Cameron M. Wallace	David J. Van Deusen

Tuition Reimbursement Agreements:

  (1)
  Tuition Reimbursement Agreement between CMI and Hong Hoa Cao dated as of October 3, 2000.

  (2)
  Tuition Reimbursement Agreement between CMI and Scott McCormick dated as of October 10, 2000.

(xiii)  Other Material Contracts:

Unless otherwise noted, none of the contracts in this subsection (xiii) entitled "Other Material Contracts" rise to the threshold of $500,000.

CMI:

  (1)
  Share Purchase Agreement by and among 3034167 Nova Scotia Company, Mitroflow Enterprises Ltd. and the other parties named therein, dated October 21, 1999.

  (2)
  Indemnification Agreement by and between CMI and Stelrema Corporation dated November 14, 2002 regarding Dupont Delrin 500P NC010 acetal homopolymer. (Not terminable at will within 90 days, payments in excess of $500,000 annually).

  (3)
  Indemnification Agreement by and between CMI and Stelrema Corporation dated May 16, 2002 regarding VT-200's leaflet tester.

  (4)
  Letter of Intent by and between CMI and ITC dated October 17, 2002 re: Co-Marketing Agreement for the ProtTime INR Monitor.

  (5)
  FedEx Express Corporate Pricing Program Agreement by and between CMI and Federal Express Corporation dated May 3, 2002.

  (6)
  United Parcel Service Agreement by and between CMI and United Parcel Service, Inc. dated April 17, 2000.

  (7)
  United Parcel Service Agreement by and between CMI. and United Parcel Service, Inc. dated June 27, 2001.

  (8)
  Environmental Services Agreement by and between CMI and Hydro Carbon Recyclers, Inc. of San Antonio dated May 26, 1995.

  (9)
  Service Contract by and between CMI and Sunray Building Services, Inc. dated                        effective January 1, 2002.

  (10)
  Client Agreement by and between CMI and The Sedona Group dated June 25, 2002.

  (11)
  Terms of Agreement by and between CMI and Granger-Thompson Consulting, A Professional Search Firm dated June 27, 2002.

  (12)
  Master Service Agreement by and between CMI and Primedica Corporation, dated October 18, 2000, re: product development services.

  (13)
  Consulting Agreement by and between CMI and Phoenix Regulatory Associates, Ltd., dated May 21, 1998, re: government regulatory affairs.

  (14)
  Letter Agreement by and between CMI and Sheila Armitage, dated January 22, 2002, re: Revised Proposal for "Unified Performance Planning for Sales and Marketing."

  (15)
  Professional Services Agreement by and between CMI and Catapult Systems Corp., dated October 5, 2000.

CVD:

  (1)
  Framework Supply Agreement by and between Bundesrepublik Deutschland and CVD, dated September 8, 1999.

  (2)
  Quantity Agreement by and between Universitätsklinikum Jena and CVD, dated November 26, 2001.

Sulzer Carbomedics UK:

  (1)
  Equipment Schedule by and between Sulzer Carbomedics UK Ltd. and Act Comms dated June 10, 2002 re: telephone system.

  (2)
  Maintenance Agreement No. M2932 by and between Sulzer Carbomedics UK Ltd. and Act Comms dated July 5, 2001.

Sulzer Cardiovascular SA:

  (1)
  Building Maintenance Agreement by and between Sulzer Medica and SARL Morlan dated December 9, 1998.

  (2)
  Cleaning Services Agreement by and between Sulzer Cardiovascular and Morlan SARL dated January 15, 1999.

  (3)
  Office Equipment Rental and Maintenance Agreement by and between Sulzer Cardiovascular and Secap Technologies.

  (4)
  Letter regarding air conditioning services from Société d'Etudes et de Prestations Techniques to Sulzer Cardiovascular Volta 8 dated March 13, 2000;

  (5)
  Agreement by and between Sulzer Cardiovascular SA and [                        ] dated October 11, 2001 regarding training of Sulzer personnel.

  (6)
  Air Conditioning Maintenance Agreement by and between Sulzer Cardiovascular and Société d'Etudes et de Prestations Techniques dated March 15, 2000.

  (7)
  Mail Services Agreement by and between Sulzer Cardiovascular and Chronopost International dated December 19, 2000.

MIT:

  (1)
  Stipulated Price Contract by and between MIT and Wales McLelland Construction Company (1988) Limited dated July 30, 2002. (Not terminable at will within 90 days, payments in excess of $500,000 annually).

  (2)
  Agreement regarding Ktec Cleanroom Systems. (Payments in excess of $500,000 annually).

  (b)
  See Section 3.05—No Conflict.

QuickLinks

  Exhibit 4.28
EXHIBIT A
Section 3.03—Capital Stock of Target Companies
EXHIBIT B
Section 3.15—Material Contracts